UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 9, 2010

ACCREDITED MEMBERS HOLDING CORPORATION
(Name of registrant as specified in its charter)

Colorado	000-525-33	20-8097439
State of Incorporation	Commision File Number	IRS Employer Identification No

2 N. Cascade Ave, #1400
Colorado Springs, CO 80903
 (Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Accredited Members Holding Corporation (the “Company”) and World Wide Premium Packers, Inc. (“WWPP”) have agreed to amend the terms of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) previously entered into by the parties on July 23, 2010.  Although the amendment was not executed and delivered by the parties until September 9, 2010 it is effective as of September 1, 2010.  The Merger Agreement sets forth the terms by which the Company hopes to acquire WWPP through a merger transaction.

Through the amendment the parties agreed to waive certain conditions precedent to closing the transaction.  As amended the Merger Agreement no longer requires the Company to have received a defined amount of funding prior to closing the transaction and WWPP is no longer required to acquire a certain USDA meat packing plant on or about the time the transaction is closed.  The parties also agreed to certain other non-material amendments to the Merger Agreement.

The material terms of the Merger Agreement were described in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 29, 2010.  The completion of the transaction described in the Merger Agreement remains subject to various conditions precedent and there can be no assurance that the Company will be able to meet the conditions precedent to the transaction contemplated by the Merger Agreement.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of September 2010.

Accredited Members Holding Corporation

By:	/s/ J.W. Roth
Co-Chairman